UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INDAPTUS THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, NY 10019

August 4, 2022

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Indaptus Therapeutics, Inc. to be held at 10.00 a.m., Eastern Time, on September 29, 2022, at the offices of Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY. Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card, proof of COVID-19 vaccination and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Nir Sassi by email at nir@indaptusrx.com or phone at (646) 427-2727 if you plan to attend the meeting prior to 5:00 p.m., Eastern time, on September 28, 2022, so that we can timely provide your name to building security.

We currently intend to hold the meeting in person. However, depending on developments with respect to the coronavirus (COVID-19) pandemic, we might hold the meeting virtually on the above date and time instead of in person. If we determine that a change to a virtual meeting format is advisable or required, an announcement of such change will be made on our Investor Relations website at https://indaptusrx.com/investors/investors-overview and in a Current Report on Form 8-K as promptly as practicable. We encourage you to check that website one week prior to the meeting date if you are planning to attend the meeting. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits of in-person attendance at the annual meeting and take advantage of the ability to vote by proxy or to provide voting instructions in accordance with the voting materials that have been provided to you.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about August 19, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting of stockholders and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the annual meeting, whether or not you plan to attend. If you attend the annual meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the annual meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company.

Sincerely,

/s/ Roger Pomerantz
Dr. Roger J. Pomerantz
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 29, 2022:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2021 Annual Report to Stockholders are available at:

www.proxyvote.com

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, NY 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 29, 2022

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Indaptus Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10.00 a.m., Eastern Time, on September 29, 2022, at the offices of Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of two Class I directors to serve on the board for a term of three years or until his or her successor is elected and qualified (the “Director Election Proposal”).

(2)	Advisory vote on the compensation of the Company’s named executive officers named in the Company’s proxy statement (the “Say on Pay Proposal”).

(3)	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers (the “Frequency of Say on Pay Proposal”).

(4)	Ratification of the re-appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Reappointment Proposal”).

(5)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, our board of directors recommends a vote FOR the election of the nominees for director named in the Director Election Proposal (Proposal 1); FOR the Say on Pay Proposal (Proposal 2); FOR a frequency of voting of every three years on the Frequency of Say on Pay Proposal (Proposal 3); and FOR the ratification of the re-appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, under the Auditor Reappointment Proposal (Proposal 4).

The board of directors has fixed the close of business on August 3, 2022 as the record date (the “Record Date”). Only holders of record of shares of our common stock are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

Please note that in order to gain admission to the site of our Annual Meeting, all attendees will need to present a photo identification card, proof of COVID-19 vaccination and have their name previously provided to building security. As such, in order to facilitate your attendance at the Annual Meeting, we strongly encourage you to advise Nir Sassi by email at nir@indaptusrx.com or phone at + (646) 427-2727 if you plan to attend the meeting prior to 5:00 p.m., Eastern time, on September 28, 2022, so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the Annual Meeting, we encourage you to arrive at the meeting no later than 9:00 a.m., Eastern Time, in order to ensure that you are able to pass through security prior to the start of the meeting.

We currently intend to hold the meeting in person. However, depending on developments with respect to the coronavirus (COVID-19) pandemic, we might hold the meeting virtually on the above date and time instead of in person. If we determine that a change to a virtual meeting format is advisable or required, an announcement of such change will be made on our Investor Relations website at https://indaptusrx.com/investors/investors-overview/ and in a Current Report on Form 8-K as promptly as practicable. We encourage you to check that website one week prior to the meeting date if you are planning to attend the meeting. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy or to provide voting instructions in accordance with the voting materials that have been provided to you.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about August 19, 2022, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting of stockholders and our 2021 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you vote by telephone, over the internet, or by completing, signing and mailing your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote online, by telephone or by completing and returning the voting instruction form in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the Annual Meeting and vote in person. Failure to do any of the foregoing may result in your shares not being eligible to be voted at the Annual Meeting.

By Order of The Board of Directors,

/s/ Roger Pomerantz
Dr. Roger Pomerantz
Chairman

August 4, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 29, 2022:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2021 Annual Report to Stockholders are available at:

www.proxyvote.com

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, NY 10019

Telephone: (646) 427-2727

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 29, 2022

All references to “we,” “us,” “our,” “Indaptus Therapeutics”, “Indaptus”, “the Company” and “our company”, in this Proxy Statement are to Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.) and, where appropriate, its consolidated subsidiaries Intec Pharma Ltd. and Decoy Biosystems, Inc. References to “Intec Parent” refer to Intec Parent, Inc., the successor of Intec Pharma Ltd. following the domestication merger with Intec Parent, (the “Domestication Merger”), references to “Intec Israel” refer to Intec Pharma Ltd., the predecessor of Indaptus prior to the Domestication Merger, and references to “Decoy” refer to Decoy Biosystems, Inc., the entity acquired by Indaptus in connection with the merger with Decoy, (the “Merger”). In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.01 per share.

The accompanying proxy is solicited by the board of directors on behalf of Indaptus Therapeutics, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on September 29, 2022, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment(s) or postponement(s) of the Annual Meeting.

The executive office of the Company is located at, and the mailing address of the Company is, 3 Columbus Circle, 15th Floor, New York, NY 10019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 29, 2022:

Our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2021 Annual Report to Stockholders are available at:

www.proxyvote.com

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person whom you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or intermediary in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will be requested to act upon the matters outlined in the Notice of Annual Meeting of Stockholders, consisting of the following:

(1)	Election of two Class I directors to serve on the board for a term of three years or until his or her successor is elected and qualified (the “Director Election Proposal”).

(2)	Advisory vote on the compensation of the Company’s named executive officers named in the Company’s proxy statement (the “Say on Pay Proposal”).

(3)	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers (the “Frequency of Say on Pay Proposal”).

(4)	Ratification of the re-appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Reappointment Proposal”).

(5)	Such other business as may properly come before the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy of the proxy materials (including a proxy card) may be found in the Notice.

We intend to mail the Notice on or about August 19, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Notice or other Annual Meeting materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY 10019, Attn: Investor Relations, via email to nir@indaptusrx.com or by calling (646) 427-2727 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Notice or other Annual Meeting materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of Notice or other Annual Meeting materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to our Investor Relations at the address or phone number set forth above.

1

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction form for shares held in street name. Please follow the directions provided in the Notice and in each proxy card or voting instruction form you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on August 3, 2022 (the “Record Date”). The Record Date is established by the board of directors as required by Delaware law. On the Record Date, 8,258,597 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you own as of the Record Date.

What is the quorum requirement?

The presence, in person or by proxy, of the holders of 33.3% of the voting power of the capital stock issued and outstanding shall constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, then either the chairperson or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with VStock Transfer, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other intermediary, the intermediary is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” Follow the instructions from your broker, bank or other intermediary included with these proxy materials, or contact your broker, bank or other intermediary to request a proxy card. As the beneficial owner, you have the right to direct your intermediary concerning how to vote your shares by using the Notice or by following their instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker does not have discretionary authority to vote your shares with respect to the Director Election Proposal (Proposal 1), the Say on Pay Proposal (Proposal 2) and Frequency on Say on Pay Proposal (Proposal 3) in the absence of specific instructions from you.

With respect to the Auditor Reappointment Proposal (Proposal 4), your broker will have the discretion to vote your shares and, therefore, will be able to vote your shares with respect to such proposal even if you do not provide your broker with instructions on that proposal.

2

How do I vote my shares?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet - All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●

In Person - All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

There may be limitations on our ability to hold the Annual Meeting in person this year. See “Do you plan to hold the Annual Meeting in person this year?” below.

●

By Mail - If you received a printed set of proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, bank or other nominee for shares held beneficially in street name, and mailing it in the envelope provided.

The board of directors has appointed Jeffrey Meckler, Chief Executive Officer and director, and Nir Sassi, Chief Financial Officer, Treasurer and Secretary, to serve as the proxies for the Annual Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxies will or will not vote your shares as to those proposals, as described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

3

Who counts the votes?

All votes will be tabulated by Nir Sassi, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

In the Director Election Proposal (Proposal 1), stockholders may vote for all the director nominees or withhold their vote for all the director nominees or for any director nominee. With respect to the Say on Pay Proposal (Proposal 2) and Auditor Reappointment Proposal (Proposal 4), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal. With respect to the Frequency on Say on Pay Proposal (Proposal 3), stockholders may vote that the Company hold the Say on Pay advisory vote every year, two years, or three years, or stockholders may abstain from voting on this proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of the director nominees under the Director Election Proposal.

Proposal 2 —FOR the Say on Pay Proposal.

Proposal 3—FOR a frequency of voting of every three years on the Frequency of Say on Pay Proposal.

Proposal 4—FOR the Auditor Reappointment Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed, executed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1—FOR the election of the director nominee under the Director Election Proposal.

Proposal 2 —FOR the Say on Pay Proposal.

Proposal 3—FOR a frequency of voting of every three years on the Frequency of Say on Pay Proposal.

Proposal 4—FOR the Auditor Reappointment Proposal.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other intermediary may be unable to vote those shares. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Annual Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to Nir Sassi, Chief Financial Officer, Treasurer and Secretary, by the close of business on September 28, 2022.

If you are a street name holder, your bank, broker or other intermediary should provide instructions explaining how you may change or revoke your voting instructions.

4

What percentage of the vote is required to approve each proposal?

Proposal 1—Directors are elected by a plurality of the votes cast. With respect to the election of the director nominees, you may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any of the nominees. “WITHHOLD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominee.

Proposal 2—You may vote “FOR,” “AGAINST” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal. If you abstain from voting on this proposal, your vote will have no effect for this proposal. Broker non-votes will have no effect on the vote for this proposal. While the results of this advisory vote are non-binding, the board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

Proposal 3— You may vote that the Company hold the Say on Pay advisory vote every “ONE YEAR”, “TWO YEARS”, or “THREE YEARS”, or stockholders may “ABSTAIN” from voting on this proposal. The frequency (one year, two years or three years) that receives the greatest number of votes cast by the stockholders will be deemed the frequency for the advisory Say on Pay vote preferred by the stockholders. If you abstain from voting on this proposal, your vote will have no effect for this proposal. Broker non-votes will have no effect on the vote for this proposal. While the results of this advisory vote are non-binding, the board values the opinions of our stockholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating the frequency of future advisory votes on executive compensation.

Proposal 4—You may vote “FOR,” “AGAINST” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the majority of votes cast, meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal. If you abstain from voting on this proposal, your vote will have no effect for this proposal. Broker non-votes will have no effect on the vote for this proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect with respect to the election of directors under the Director Election Proposal (Proposal 1), the Say on Pay Proposal (Proposal 2), the Frequency on Say on Pay Proposal (Proposal 3) or the Auditor Reappointment Proposal (Proposal 4).

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon the election of directors under the Director Election Proposal (Proposal 1), the Say on Pay Proposal (Proposal 2), and the Frequency on Say on Pay Proposal (Proposal 3). With respect to the ratification of the reappointment of the independent registered public accounting firm (Proposal 4), we expect that there will be only minimal (if any) broker-non-votes because that proposal is considered a routine matter and a broker holding shares for a beneficial owner will therefore have discretionary authority to vote those shares for that proposal in the absence of voting instructions from the beneficial owner.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

5

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, intermediaries and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, intermediaries and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Do you plan to hold the Annual Meeting in person this year?

We currently intend to hold the Annual Meeting in person. However, depending on developments with respect to the coronavirus (COVID-19) pandemic, we might hold the meeting virtually on the above date and time instead of in person. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to him, her or it personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy, by following the instructions on the proxy card or voting instruction form that have been provided to you. If you elect to attend the Annual Meeting in person, we ask that you follow applicable Israeli regulations, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting.

If we determine that a change to a virtual meeting format is advisable or required, an announcement of such change will be made on our Investor Relations website at https://indaptusrx.com/investors/investors-overview/and in a Current Report on Form 8-K as promptly as practicable. We encourage you to check that website one week prior to the meeting date if you are planning to attend the meeting.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice of Annual Meeting of Stockholders and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement.

6

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Each of the directors on our board other than Mr. Meckler and Dr. Newman qualifies as an independent director, as defined under the listing rules of Nasdaq, and our board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Board Leadership Structure

The board is committed to promoting effective, independent governance of the Company. Our board believes it is in the best interests of the stockholders and the Company for the board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the offices of the chairman of the board and the chief executive officer are held by two different people. Dr. Pomerantz is our independent, non-executive Chairman of the board of directors and Mr. Meckler is our Chief Executive Officer. The chief executive officer is responsible for the day to day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the board. We believe that separation of the positions reinforces the independence of the board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the Company and its stockholders. Furthermore, we believe that Dr. Pomerantz is especially suited to serve as our chairman of the board, in light of his significant strategic management experience in the U.S. healthcare industry, which provides him with a unique perspective on the best methods of growth for a life sciences company.

Role of the Board in Risk Oversight/Risk Committee

One of the key functions of our board is informed oversight of our risk management process. Our board does not have a standing risk management committee, but rather administers this oversight function directly through our board as a whole, as well as through various standing committees of our board that address risks inherent in their respective areas of oversight. In particular, our board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Our board has the authority to appoint committees to perform certain management and administration functions. Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The charters for each of these committees are available on our website. Information contained on or accessible through our website is not a part of this prospectus.

Audit Committee

We have an Audit Committee consisting of William Hayes (chair), Hila Karah and Brian O’Callaghan. The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the board and report the result of its activities to the board. Such responsibilities include, but are not limited to, the selection and, if necessary, the replacement of independent auditors and review and discussion with such independent auditors of (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including a system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in our Annual Report on Form 10-K. The Audit Committee held a total of two meetings from incorporation in February 2021 through to December 31, 2021. The Audit Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee charter is available on our website at http://www.indaptusrx.com.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. Each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. Mr. Hayes has been designated as the “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of Nasdaq.

7

Compensation Committee

We have a Compensation Committee which consists of Anthony Maddaluna (chair) and William Hayes. The responsibilities of the Compensation Committee include overseeing the evaluation of our executive officers (including the Chief Executive Officer), determining the compensation of our executive officers, and overseeing the management of risks associated therewith. The Compensation Committee determines and approves the Chief Executive Officer’s compensation. The Compensation Committee, among other things, reviews the candidates that the Chief Executive Officer recommends to the board to whom awards will be made under the Company’s equity incentive plan, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for all executive officers and employees. The Compensation Committee also reviews and make recommendations to the board with respect to the compensation of directors. The Compensation Committee monitors the risks associated with our compensation policies and practices as contemplated by Item 402(s) of Regulation S-K. The Compensation Committee held a total of one meeting from incorporation in February 2021 through to December 31, 2021. The Compensation Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the Compensation Committee’s composition and meetings. The Compensation Committee charter is available on our website at http://www.indaptusrx.com. The Compensation Committee has not retained an ongoing compensation consultant.

Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq.

Nominating Committee

We have a Nominating Committee which consists of Brian O’Callaghan (chair), Anthony Maddaluna and Hila Karah. The responsibilities of the Nominating Committee include overseeing and assisting its board in reviewing and recommending nominees for election as directors, assessing the performance of the members of the board, and establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to us. The Nominating Committee held a total of one meeting from incorporation in February 2021 through to December 31, 2021. The Nominating Committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the Nominating Committee’s composition and meetings. The Nominating Committee charter is available on our website at http://www.indaptusrx.com.

The director nominees for re-election at the Annual Meeting were recommended to the board by the Nominating Committee for selection.

The Nominating Committee will consider all proposed nominees for the board of directors, including those properly put forward by stockholders. Stockholder nominations should be addressed to the Nominating Committee in care of the Secretary, c/o Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY 10019, in accordance with the provisions of our Amended and Restated Bylaws.

To date, the Nominating Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. Instead, when considering candidates for director, the Nominating Committee will generally consider all of the relevant qualifications of board of directors candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the board candidates will be independent for purposes of the Nasdaq listing standards, as well as the current needs of the board of directors and the company.

In addition, while it does not have a formal policy on the board of directors’ diversity, the Nominating Committee will take into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to the board of directors having an appropriate range of expertise, talents, experiences and viewpoints. When considering any candidate or nominee to serve on the board, the Nominating Committee shall seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise. In addition, any search firm retained to assist the Nominating Committee in seeking candidates for the board will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. The Nominating Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. We may engage an executive search firm to assist our Nominating Committee in identifying and recruiting potential candidates for membership on the board of directors.

Anti-hedging Policy

Our insider trading policy prohibits directors, officers and other employees or contractors from engaging in short sales and transactions in put or call options. Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and other similar transactions require pre-clearance under our insider trading policy.

8

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to its directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to our directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to our culture of honesty and accountability. The Code of Business Conduct and Ethics is publicly available on our website at http://www.indaptusrx.com. If Indaptus makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to its directors or executive officers, it must disclose the nature of such amendments or waiver on its website or in a current report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

We have a compensation committee selected from among the directors who are independent under applicable Nasdaq listing standards. None of the members of our compensation committee has ever been an officer or employee of either Intec Israel or Decoy. None of our executive officers will serve, or will have served during the last fiscal year, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on the compensation committee.

Non-Employee Director Compensation Policy

We adopted a non-employee director compensation policy, pursuant to which non-employee directors are eligible to receive compensation for service on our board of directors and committees of the board of directors. For further details regarding the compensation provided to our directors during 2021, see “Executive Compensation — Director Compensation”.

Meetings and Attendance

The board of directors held a total of four meetings from incorporation in February 2021 through to December 31, 2021, and each director attended at least 75 percent of the aggregate number of all (i) board meetings held during the period for which he was a director and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend.

Communications with the Board of Directors

A stockholder who wishes to communicate with our board of directors, any committee of our board of directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY 10019. Our secretary will forward such communication to the full board of directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our board of directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Certain Related Transactions and Relationships

In accordance with our audit committee charter, the Audit Committee is required to approve related party transactions. In general, the Audit Committee will review any proposed transaction that has been identified as a related party transaction under Item 404 of Regulation S-K, which means a transaction, arrangement or relationship in which we and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of us, (ii) a security holder known to be an owner of more than 5% of our voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

9

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the year ended December 31, 2021, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Haskell & White LLP (“H&W”). The audit committee has also discussed with H&W the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” The audit committee has also received the written disclosures and the letter from H&W required by applicable requirements of the Public Company Accounting Oversight Board regarding H&W’s communications with the audit committee concerning independence, and has discussed with H&W that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC.

The Audit Committee:

William B. Hayes (Chairman)
Hila Karah
Brian O’Callaghan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of August 3, 2022, unless indicated below, by:

●	each person or entity known by us to beneficially own 5% or more of our outstanding common stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after August 3, 2022 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

The percentage of shares beneficially owned is based on 8,258,597 shares of our common stock outstanding as of August 3, 2022.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage (%)
Persons or entities holding 5% or more our outstanding common stock

Glen R. Anderson	1,087,048	(1)	13.2%

Executive officers and directors
Jeffrey A. Meckler	182,750	(2)	2.2%
Nir Sassi	42,604	(3)	*
Michael J. Newman, Ph.D.	1,465,023	(4)	17.7%
Walt A. Linscott, Esq.	78,312	(5)	*
Boyan Litchev, M.D.	-		-
Hila Karah	14,865	(6)	*
Anthony J. Maddaluna	15,253	(7)	*
William B. Hayes	14,583	(8)	*
Dr. Roger J. Pomerantz	41,833	(9)	*
Brian O’Callaghan	34,676	(10)	*
Mark J. Gilbert	-		-
All executive officers and directors as a group (11 persons)	2,976,947	(11)	36.0%

*	Less than 1%

10

(1)	Based solely upon a Schedule 13G filed on July 7, 2022, 973,130 shares are held by the Anderson Family Trust U/A/D January 7, 2017 in which Glen R. Anderson is a trustee of the Anderson Family Trust and shares voting and dispositive control with his spouse, and 113,918 shares are held by Mr. Anderson over which he has sole voting and dispositive power.

(2)	Consists of (i) 45,374 shares of common stock, and (ii) 137,376 shares of common stock issuable upon exercise of outstanding options, of which 125,000 will vest within 60 days of August 3, 2022.

(3)	Consists of 42,604 shares of common stock issuable upon exercise of outstanding options of which 9,052 will vest within 60 days of August 3, 2022.

(4)	Consists of (i) 1,341,524 shares of common stock held by the Michael J. Newman Trust, dated January 21, 2008, Michael J. Newman, Trustee; and (ii) 26,832 shares of common stock held by Janet Lee Harris, Trustee of the Janet Harris Living Trust, executed on March 25, 2009. Ms. Harris is the spouse of Dr. Newman, and as such, Dr. Newman is deemed to beneficially own such shares; and (iii) 96,667 shares of common stock issuable upon exercise of outstanding options, of which 96,667 will vest within 60 days of August 3, 2022.

(5)	Consists of 78,312 shares of common stock issuable upon exercise of outstanding options of which 70,302 will vest within 60 days of August 3, 2022.

(6)	Consists of 14,865 shares of common stock issuable upon exercise of outstanding options, of which 13,750 will vest within 60 days of August 3, 2022.

(7)	Consists of (i) 670 shares of common stock, and (ii) 14,583 shares of common stock issuable upon exercise of outstanding options, of which 13,750 will vest within 60 days of August 3, 2022.

(8)	Consists of 14,583 shares of common stock issuable upon exercise of outstanding options, of which 13,750 will vest within 60 days of August 3, 2022.

(9)	Consists of 41,833 shares of common stock issuable upon exercise of outstanding options, of which 41,000 will vest within 60 days of August 3, 2022.

(10)	Consists of 34,676 shares of common stock issuable upon exercise of outstanding options, of which 13,750 will vest within 60 days of August 3, 2022.

(11)	Consists of (i) 2,501,448 shares of common stock, and (ii) 475,499 shares of common stock issuable upon exercise of outstanding options, of which 397,021 will vest within 60 days of days of August 3, 2022.

11

PROPOSAL 1: ELECTION OF CLASS 1 DIRECTORS

Our business and affairs are organized under the direction of our board. The primary responsibilities of our board is to provide oversight, strategic guidance, counseling and direction to our management. Our board meets on a regular basis and additionally as required.

In accordance with the terms of our Amended and Restated Certificate of Incorporation, our board is divided into three classes, with the classes as nearly equal as possible. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result approximately one-third of our directors will be elected each year.

Our board is divided into the following classes:

●	Class I, which consists of Hila Karah and Mark J. Gilbert, whose terms will expire at the Annual Meeting and who are the nominees up for re-election;

●	Class II, which consists of Anthony Maddaluna, Brian O’Callaghan and William B. Hayes, whose terms will expire at our 2023 annual meeting of stockholders; and

●	Class III, which consists of Jeffrey A. Meckler, Michael J. Newman, Ph.D. and Dr. Roger J. Pomerantz, whose terms will expire at our 2024 annual meeting of stockholders.

Our directors may be removed for cause by the affirmative vote of the holders of at least a majority of our voting stock.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the board of directors.

Directors and Nominees

The following table and text set forth the name, age and positions of the director nominees (who are Class 1 directors) and each additional director currently serving on our board of directors:

Name	Age	Director Class	Position	Term Expiration
Hila Karah	54	Class I	Director	2022 Annual Meeting

Dr. Mark J. Gilbert	62	Class I	Director	2022 Annual Meeting

Anthony Maddaluna	70	Class II	Director	2023 Annual Meeting

Brian O’Callaghan	53	Class II	Director	2023 Annual Meeting

William B. Hayes	57	Class II	Director	2023 Annual Meeting

Dr. Roger J. Pomerantz	65	Class III	Chairman	2024 Annual Meeting

Jeffrey A. Meckler	56	Class III	Chief Executive Officer and Director	2024 Annual Meeting

Michael J. Newman	67	Class III	Chief Scientific Officer and Director	2024 Annual Meeting

12

Biographies

Biography of Class 1 Director Nominees Subject to Re-election at the Annual Meeting

Hila Karah has served on our board since July 2021 and previously served as a member of the board of Intec Pharma Ltd. (“Intec Israel) since December 2009 until the Merger. Ms. Karah is an experienced board director and since 2013 serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a healthcare-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Cyren Ltd., a cyber security company (Nasdaq, TASE: CYRN), since 2008 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB – UCSF Joint Medical Program. We believe Ms. Karah is qualified to serve on our board of directors because of her longstanding service with Intec Israel, her investment career in life science companies, her scientific background and experience serving on public company boards.

Dr. Mark J. Gilbert has served on our board of directors since November 2021. Dr. Gilbert brings more than 30 years of experience in global medical and clinical research and development, and management of medical affairs. Since March 2019, Dr. Gilbert serves as Executive Vice President of Research and Development at Acepodia, Inc., a clinical-stage biotechnology company addressing gaps in cancer care and since June 2021, Dr. Gilbert has served as a Clinical Development Advisor to Decoy Biosystems, Inc., the Company’s wholly owned-subsidiary. In addition, from October 2020, Dr. Gilbert serves as the Chairman of the Scientific Advisory Board at Inceptor Bio, LLC, a biotechnology company developing multiple next-generation cell and gene therapy platforms for underserved and difficult-to-treat cancers and from October 2020, he serves as a Strategic Advisor at Kineticos Ventures, a firm providing advisory services and capital to emerging life sciences firms. Prior to these positions, between November 2013 and January 2020, Dr. Gilbert was the Chief Medical Officer of Juno Therapeutics Inc., a biopharmaceutical company, where he led the clinical development of some of the first CAR-T cell therapies. Before that, Dr. Gilbert held leadership positions at Bayer Schering Pharma AG, where he served as Vice President and Head of Global Clinical Development, Therapeutic Area Oncology; Berlex Pharmaceuticals, Inc., where he served as Vice President of Medical Affairs, Oncology, and Vice President and Head of Global Medical Development Group, Oncology; and Immunex Corporation, where he served as Senior Medical Director, Clinical Research and Development. Between May 2019 and May 2021, Dr. Gilbert served as an Independent Director of Silicon Therapeutics, Inc., a fully integrated drug design and development company. Dr. Gilbert earned a Bachelor of Science degree in Biochemistry from the University of Iowa and a Medical Doctor degree from the University of Iowa College of Medicine. He trained in internal medicine, infectious disease and medical oncology at the University of California, San Francisco, and the University of Washington, respectively. We believe Dr. Gilbert is qualified to serve on our board of directors because of his significant scientific and executive in drug development and in the pharmaceutical industry.

13

Biographies of Other Directors

Dr. Roger J. Pomerantz has served as our Chairman since July 2021 and previously served on Intec Israel’s board of directors from March 2018 until the Merger. Dr. Pomerantz serves as Chairman and Chief Executive Officer of Contrafect Corporation (Nasdaq: CFRX) since April 2019 and Vice Chairman of Contrafect since May 2014. Previously, Dr. Pomerantz was a Venture Partner at Flagship Pioneering from 2014 through 2019. In addition, from November 2013 to December 2019, Dr. Pomerantz served as Chairman of the board of directors of Seres Therapeutics, Inc. (Nasdaq: MCRB), a biotechnology company, and as its President and Chief Executive Officer from June 2014 to January 2019. Prior to joining Seres, Dr. Pomerantz was Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc., where he oversaw all licensing and acquisitions at Merck Research Laboratories, including external research, out-licensing regional deals, and academic alliances. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for J&J. Dr. Pomerantz has served as a member of the board of directors of Viracta (Nasdaq: VIRX) since June 2020 and was appointed Chair in September 2020. Since February 2020 served as Chairman of Collplant Biotechnologies (Nasdaq: CLPT) and was previously a member of the board of directors of Rubius Therapeutics (Nasdaq: RUBY). Dr. Pomerantz earned his B.A. in biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He completed his internal medicine internship and residency training, and his subspecialty clinical and research training in infectious diseases and virology at the Massachusetts General Hospital of Harvard Medical School. His post-doctoral research training in molecular retrovirology was obtained at both Harvard Medical School and the Whitehead Institute of the Massachusetts Institute of Technology (MIT). Dr. Pomerantz also served as the Chief Resident at the Massachusetts General Hospital. Following his medical-scientist training, he was an Endowed, Tenured Professor of Medicine and Molecular Pharmacology and Chairman of the Infectious Diseases Department of Thomas Jefferson University in Philadelphia. Dr. Pomerantz is an internationally recognized expert in HIV molecular pathogenesis and latency. He has developed ten approved infectious disease drugs in important diseases including HIV, HCV, tuberculosis, and Clostridium difficile infection. We believe Dr. Pomerantz is qualified to serve on our board of directors because of his significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry.

Jeffrey A. Meckler has served as our Chief Executive Officer since July 2021 and member of our board of directors since inception in February 2021. Previously, Mr. Meckler served as our sole officer from inception to July 2021, Intec Israel’s Vice Chairman of the board of directors from April 2017, as Intec Israel’s Chief Executive Officer from July 2017 and as President and Secretary and director of Intec Parent from March 2021 until the Merger. Mr. Meckler has served on numerous public and private corporate boards and since October 2014 has served as a director of Travere Therapeutics (Nasdaq: TVTX). Mr. Meckler served as Chief Executive Officer and a director of CoCrystal Pharma, Inc., a pharmaceutical company, from April 2015 to July 2016. He has also served as a director of QLT, Inc. (Nasdaq: QLTI), a biotechnology company, from June 2012 to November 2016, as well as the Managing Director of The Andra Group, a life sciences consulting firm since 2009. Mr. Meckler also served as Chief Executive Officer of Trieber Therapeutics from January 2017 to July 2017. Earlier in his career, Mr. Meckler held a series of positions at Pfizer Inc. in manufacturing systems, market research, business development, strategic planning and corporate finance, which included playing a significant role in acquisitions and divestitures. Mr. Meckler is the past President and continues to serve on the board of directors of Children of Bellevue, a non-profit organization focused on advocating and developing pediatric programs at Bellevue Hospital Center. Mr. Meckler holds a B.S. in Industrial Management and M.S. in Industrial Administration from Carnegie Mellon University. In addition, Mr. Meckler received his J.D. from Fordham University School of Law. We believe that Mr. Meckler is qualified to serve on our board of directors because of his extensive executive leadership experience in the biopharmaceutical industry, including his service at Pfizer, and his experience serving on public company boards.

Michael J. Newman, Ph.D. has served as our Chief Scientific Officer and a member of our board of directors since August 2021. Dr. Newman is a pharmaceutical/biotechnology executive with over 35 years of experience carrying out and managing oncology research and development, in addition to undergraduate and graduate research and training in microbiology. He was the Founder, President, Chief Executive Officer and a member of the board of directors of Decoy (from August 2013 to August 2021). His previous positions also include faculty appointments in Biochemistry at Brandeis University (from 1984 to 1987) and the Roche Institute of Molecular Biology (from 1987 to 1992), Senior Associate Director of Oncology at Sandoz Pharmaceuticals (world-wide head of Cancer Biology), and Executive Director of Oncology at Novartis Pharmaceuticals (Head of Cancer Biology in the U.S.) (from 1992 to 1997), and senior management at several Biotechnology companies (from 1998 to 2012). Dr. Newman received a bachelor’s degree in Biology from the University of California at San Diego, a Ph.D. in Cell and Developmental Biology from Harvard Medical School (National Science Foundation Pre-Doctoral Fellow), and carried out post-doctoral research at Cornell University. We believe that Dr. Newman is qualified to serve on our board of directors because of his extensive scientific and research background, as well as his experience as founder and CEO of Decoy.

14

Anthony J. Maddaluna has served on our board since July 2021 and previously served on Intec Israel’s board of directors since December 2017 until the Merger. Mr. Maddaluna has more than 40 years of experience in the pharmaceutical manufacturing industry, including leadership positions in plants, regions and globally. From January 2011 to December 2016, Mr. Maddaluna held a series of positions at Pfizer Inc., most recently serving as the Executive Vice President and President of Pfizer Global Supply. Prior to that Mr. Maddaluna served as Senior Vice President of Pfizer Global Manufacturing Strategy and Supply Network Transformation from 2008 until 2011, and as Vice President of Pfizer Global Manufacturing Europe Area from 1998 until 2008. Mr. Maddaluna served as a director of Albany Molecular Research Inc. from February 2016 until its acquisition by The Carlyle Group and GTCR in August 2017 and currently serves on the board of managers for the private company. Mr. Maddaluna holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. from Southern Illinois University. We believe Mr. Maddaluna is qualified to serve on our board of directors because of his extensive experience in the pharmaceutical manufacturing industry, including his service at Pfizer, and his experience serving on company boards.

William B. Hayes has served on our board since July 2021 and previously served on Intec Israel’s board of directors since June 2018 until the Merger. Most recently, Mr. Hayes was Executive Vice President, Chief Financial Officer and Treasurer of Laboratory Corporation of America Holdings (LabCorp) (NYSE: LH), a diagnostics laboratory company. Mr. Hayes joined LabCorp in 1996, where he was responsible for day-to-day operations of the revenue cycle function. He rose through a series of promotions and in 2005 was named Executive Vice President, Chief Financial Officer and Treasurer of LabCorp, a role he held until his retirement in 2014. Prior to LabCorp, Mr. Hayes was at KPMG for nine years in their audit department. Since October 2019, Mr. Hayes has served on the board of Builders FirstSource, a supplier and manufacturer of building materials (Nasdaq: BLDR), and currently chairs its audit committee. Previously, Mr. Hayes served as a director from March 2016 for Patheon N.V. (NYSE: PTHN), a pharmaceutical manufacturing company, until its acquisition by Thermo Fisher in late 2017. Mr. Hayes holds a Bachelor of Science in accounting from the University of North Carolina at Greensboro. We believe Mr. Hayes is qualified to serve on our board of directors because of his accounting background and experience serving on public company boards.

Brian O’Callaghan has served on our board since July 2021 and previously served on Decoy’s board of directors since November 2018 until the Merger. Mr. O’Callaghan is a life science executive with extensive experience within the biotech, big pharma and contract research organization (CRO) sectors. Since November 2020, Mr. O’Callaghan has been the Chief Executive Officer of ObsEva, a clinical stage biopharmaceutical company developing novel therapies to improve women’s health, leading the company through its future development, regulatory filings and product launches. Prior to joining ObsEva, Brian has held Chief Executive Officer positions at Petra Pharma (May 2017 to June 2020), Sonrgy (May 2015 to May 2017), Acucela, Sangart and BioPartners, as well as having held senior management positions at Pfizer, Merck Serono, Novartis, Covance and NPS Pharmaceuticals. Mr. O’Callaghan has experience running both public and private companies, mergers and acquisitions, initial public offerings, fundraising, divestments, spin-outs, and strategic alliances. His operational experience is also wide ranging, having managed multiple businesses and programs, across many therapeutic areas, from concept through to commercialization. He also has extensive board of director experience, having served on numerous biotech and 501(c)(3) nonprofit boards. Mr. O’Callaghan earned a Masters of Business Administration from the Henley School of Business at the University of Reading. We believe Mr. O’Callaghan is qualified to serve on our board of directors because of his extensive executive management experience.

Board Diversity Matrix

The table below provides certain information regarding the diversity of our board of directors as of the date of this annual report.

Board Diversity Matrix (As of August 2, 2022)

Total Number of Directors	7
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7		#	#
Part II: Demographic Background
African American or Black	#	#		#	#
Alaskan Native or Native American	#	#		#	#
Asian	#	#		#	#
Hispanic or Latinx	#	#		#	#
Native Hawaiian or Pacific Islander	#	#		#	#
White	1	6		#	#
Two or More Races or Ethnicities	#	#		#	#
LGBTQ+	0
Did Not Disclose Demographic Background			1

15

Family Relationships

There are no family relationships amongst our directors and executive officers.

Vote Required

The Class I directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the Annual Meeting. The director nominees who receive the most votes cast in the election of directors will be elected as a Class I director.

Board Recommendation The board of directors recommends a vote FOR the Class I director nominees under the Director Election Proposal.

EXECUTIVE OFFICERS

In addition to Jeffrey Meckler and Michael Newman, whose information is set forth above under the caption “Proposal 1: Election of Class I Directors – Directors and Nominee” and “– Biographies,” below is certain information with respect to our other executive officers.

Name	Age	Position(s)
Nir Sassi	46	Chief Financial Officer, Secretary and Treasurer

Walt A. Linscott	62	Chief Business Officer

Boyan Litchev, M.D.	56	Chief Medical Officer

Our officers hold office until the earlier of their death, resignation or removal by our board of directors or until their successors have been selected. They serve at the pleasure of our board of directors.

Nir Sassi has served as our Chief Financial Officer since July 2021 and served as Intec Israel’s Chief Financial Officer from August 2016 until the Merger and its President from March 2021 until the Merger. Prior to serving as Intec Israel’s Chief Financial Officer, Mr. Sassi served as Intec Israel’s VP Finance commencing in January 2015 and as its Chief Financial Officer between March 2010 and January 2015. Prior to his service with Intec Israel, Mr. Sassi served as a Senior Manager at PricewaterhouseCoopers Israel, an accounting firm, from 2002 until 2010, including two years relocation to the PricewaterhouseCoopers New York office. Mr. Sassi is a certified public accountant in Israel and has a bachelor’s degree in economics and accounting from Ben Gurion University in Be’er Sheva, Israel.

Walt A. Linscott, Esq. has served as our Chief Business Officer since July 2021 and previously joined Intec Israel in October 2017 and served as its Chief Business Officer since July 2018 until the Merger. Previously, from October 2017 to July 2018, Mr. Linscott served as Intec Israel’s Chief Administrative Officer. Prior to his service with Intec Israel, Mr. Linscott co-founded a global consulting enterprise in October 2014 providing strategic advice to developing companies and most recently served as the President and Chief Operating Officer of Treiber Therapeutics, Inc. from March 2017 to October 2017. Mr. Linscott also has held senior level executive positions at public and private medical device and pharmaceutical companies including Cocrystal Pharma, Inc., from July 2015 to March 2017, Carestream Health, Inc., from January 2011 to January 2015 and Solvay Pharmaceuticals, Inc., from 2001 to 2005. In addition to this experience, he was an associate and partner at Thompson Hine LLP from 1990 to 2001, and again as a partner from 2005 to 2010 where he founded the firm’s Atlanta, Georgia office, served as Partner in Charge and Chair of the firm’s Life Science Practice Group. Mr. Linscott holds a Master of Science in Experimental and Translational Therapeutics from the University of Oxford, a Postgraduate Diploma in Global Business from the University of Oxford and a Postgraduate Diploma in Entrepreneurship from Cambridge University. He earned a bachelor’s degree from Syracuse University and a Juris Doctor from the University of Dayton School of Law. Mr. Linscott served on active duty as an Officer in the United States Marine Corps prior to attending law school.

16

Boyan Litchev, M.D. has served as our Chief Medical Officer since January 2022. Before us, Dr. Litchev held positions of increasing responsibility at several companies, including during 2021 at Shoreline Biosciences, Inc., where he served as a Senior Vice President, Head of Clinical Development Oncology, leading all clinical and pipeline activities related to iPSC derived NK and Macrophages cell therapy. Before that, between 2020 and 2021, he served as Head of Clinical Development Oncology, Medical Affairs and Safety at Poseida Therapeutics, Inc., where he led the company’s CAR-T programs in solid tumors. Before that, between 2019 and 2020, Dr. Litchev served as an Executive Medical Director, Head of Clinical Development Oncology at Halozyme Therapeutics, Inc., leading the clinical development of four oncology programs in various stages of development. In addition, between 2017 and 2019, Dr. Litchev served as Executive Medical Director at Akcea Therapeutics, Inc., where he led all clinical and safety activities for various programs for rare and broad cardiometabolic indications and diverse pipeline with Antisense Oligonucleotides. Prior to that, Dr. Litchev held executive positions at Baxalta/Baxter/Shire (now Takeda Pharmaceutical Company Limited), and Ferring Pharmaceuticals. Earlier, Dr. Litchev was a Clinical Team Leader, Oncology at Quintiles International (now IQVIA Inc.). Prior to that he practiced as a physician and clinical researcher. Dr. Litchev earned a Medical Doctor degree from the University of Plovdiv.

EXECUTIVE COMPENSATION

Our named executive officers for 2021, which consist of our principal executive officer and the next two most-highly compensated executive officers are:

●	Jeffrey Meckler, Chief Executive Officer;

●	Michael J. Newman, Ph.D, Chief Scientific Officer; and

●	Walt. A. Linscott, Esq., Chief Business Officer.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-equity Incentive Plan Compensation	All Other Compensation (2) ($)	Total ($)
Jeffrey Meckler	2021	540,000	200,000	-	453,400	166,698	52,139	1,412,237
Chief Executive Officer (3)	2020	540,000	-	-	268,123	210,600	47,520	1,066,243
Michael J. Newman	2021	291,542	75,000	-	283,035	100,495	1,784	851,856
Chief Scientific Officer (4)	2020	200,000	-	-	-	-	-	200,000
Walt A. Linscott, Esq.,	2021	366,541	175,000	-	372,515	126,299	51,287	1,091,642
Chief Business Officer (3)	2020	340,000	-	-	231,251	170,000	47,932	789,183

(1)	The amounts reported do not reflect the amounts actually received by our named executive officers. Instead, in accordance with SEC rules, these amounts reflect the grant date fair value of each stock option granted to our named executive officers during the fiscal year ended December 31, 2021 and 2020, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transaction. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

17

(2)	For 2021 and 2020, referenced amount is for medical premiums and life insurance.

(3)	Compensation amounts include compensation as an executive officer of Intec Israel prior to the Merger and Domestication Merger.

(4)	Compensation amounts include compensation as an executive officer of Decoy prior to the Merger.

Jeffrey A. Meckler entered into an employment agreement with us (the “Meckler Employment Agreement”) which supersedes and replaces his employment agreement dated December 11, 2017 with Intec Pharma, Inc., a subsidiary of Intec Israel, to serve as Chief Executive Officer of the Company following completion of the Merger. The Meckler Employment Agreement provides for an annual base salary of $540,000, subject to review for an upward adjustment on at least an annual basis. Mr. Meckler is eligible to participate in an annual executive bonus plan, pursuant to which he may earn an annual target bonus of up to 50% of his base salary, based on the achievement of certain individual and company-wide objectives, which shall be established by our board of directors on an annual basis. The board may, in its discretion, grant Mr. Meckler a bonus in excess of the target bonus if the performance criteria are exceeded or for such additional contributions that the board may choose to recognize.

Michael J. Newman, Ph.D., entered into an employment agreement with us (the “Newman Employment Agreement”) to serve as Chief Science Officer of the Company following completion of the Merger. The Newman Employment Agreement provides for an annual base salary of $425,000, subject to review for an upward adjustment on at least an annual basis. Dr. Newman is eligible to participate in an annual executive bonus plan, pursuant to which he may earn an annual target bonus of up to 50% of his base salary, based on the achievement of certain individual and company-wide objectives, which shall be established by our board of directors on an annual basis. The board may, in its discretion, grant Dr. Newman a bonus in excess of the target bonus if the performance criteria are exceeded or for such additional contributions that the board may choose to recognize.

Walt A. Linscott, Esq. entered into an employment agreement with the Company (the “Linscott Employment Agreement”) which supersedes and replaces his employment agreement dated October 23, 2017 with Intec Pharma, Inc., a subsidiary of Intec Israel, to serve as Chief Business Officer of the Company following completion of the Merger. The Linscott Employment Agreement provides for an annual base salary of $405,000, subject to review for an upward adjustment on at least an annual basis. Mr. Linscott is eligible to participate in an annual executive bonus plan, pursuant to which he may earn an annual target bonus of up to 50% of his base salary, based on the achievement of certain individual and company-wide objectives, which shall be established by the Company’s board of directors on an annual basis. The board may, in its discretion, grant Mr. Linscott a bonus in excess of the target bonus if the performance criteria are exceeded or for such additional contributions that the board may choose to recognize.

18

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards as of December 31, 2021, for each named executive officer:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)
Jeffrey A. Meckler, Chief Executive Officer	04 /10/17	1,500	-	425.6	04/10/27
	05 /01/17	813	-	425.6	05/01/27
	12 /11/17	4,570	-	536.0	12/11/27
	06 /28/18	1,250	-	355.2	06/28/25
	04 /04/19(2)	1,302	260	611.2	04/04/26
	07 /15/20(3)	1,562	2,188	24.6	07/15/27
	08/04/2021(4)	-	375,000	8.87	8/4/2031
Michael J. Newman, Chief Scientific Officer	08/04/2021(4)	-	290,000	8.87	8/4/2031

Walt A. Linscott, Esq., Chief Business Officer	10 /23/17	750	-	684.8	10/23/27
	12 /11/17	1,750	-	684.8	12/11/27
	01 /22/19(5)	1,031	95	610.4	01/22/26
	09 /13/19(6)	1,875	625	72.0	09/13/26
	02 /17/20(7)	656	469	34.3	02/17/27
	09 /16/20	1,250	-	25.7	09/16/27
	08/04/2021(4)	-	210,000	8.87	8/4/2031

(1)	The options have a ten- year term subject to earlier expiration upon termination.

(2)	The options vest over a period of three years from April 4, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending April 4, 2022.

(3)	The options vest over a period of three years from July 15, 2020, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending July 15, 2023.

(4)	The options vest over a period of three years from August 4, 2021, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending August 4, 2024.

(5)	The options vest over a period of three years from January 22, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending January 22, 2022.

(6)	The options vest over a period of three years from September 13, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending September 13, 2022.

(7)	The options vest over a period of three years from February 17, 2020, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending February 17, 2023.

Potential Payments on Employment Termination

Set forth below is a summary of the benefits that would be payable upon termination of employment or in connection with a change in control to our named executive officers under their employment agreements with us.

19

Jeffrey Meckler

Upon termination of Mr. Meckler’s employment by us without cause or Mr. Meckler’s resignation for good reason, Mr. Meckler will be entitled to a severance benefit equal to (i) twelve months of his base salary as in effect prior to the termination date, payable in bi-monthly installments and (ii) an amount equal to Mr. Meckler’s cost of continued health insurance coverage for twelve months. In addition, if Mr. Meckler is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Mr. Meckler (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Mr. Meckler was employed relative to the total number of days in the bonus earning period.

If Mr. Meckler’s employment is terminated by us without cause or by Mr. Meckler for good reason during the one year period immediately following a change in control or six months before a change in control, then Mr. Meckler will be entitled to receive, (i) eighteen months of his base salary as in effect prior to the termination date plus his annual target bonus, payable in bi-monthly installments, (ii) an amount equal to Mr. Meckler’s cost of continued health insurance coverage for eighteen months the current year bonus at the target level, which shall be paid within 30 days of termination, (iii) the current year bonus at the target level at a prorated basis, which shall be paid within 30 days of termination, and (iv) full accelerated vesting of all of outstanding equity incentive awards upon the later of the change in control or Mr. Meckler’s termination of employment.

In the event that Mr. Meckler’s employment terminates by reason of his death or disability, and Mr. Meckler is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Mr. Meckler (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Mr. Meckler was employed relative to the total number of days in the bonus earning period.

Dr. Michael J. Newman

Upon termination of Dr. Newman’s employment by us without cause or Dr. Newman’s resignation for good reason, Dr. Newman will be entitled to a severance benefit equal to (i) twelve months of his base salary as in effect prior to the termination date, payable in bi-monthly installments and (ii) an amount equal to Dr. Newman’s cost of continued health insurance coverage for twelve months. In addition, if Dr. Newman is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Dr. Newman (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Dr. Newman was employed relative to the total number of days in the bonus earning period.

If Dr. Newman’s employment is terminated by us without cause or by Dr. Newman for good reason during the one year period immediately following a change in control or six months before a change in control, then Dr. Newman will be entitled to receive, (i) eighteen months of his base salary as in effect prior to the termination date plus his annual target bonus, payable in bi-monthly installments, (ii) an amount equal to Dr. Newman’s cost of continued health insurance coverage for eighteen months the current year bonus at the target level, which shall be paid within 30 days of termination, (iii) the current year bonus at the target level at a prorated basis, which shall be paid within 30 days of termination, and (iv) full accelerated vesting of all of outstanding equity incentive awards upon the later of the change in control or Dr. Newman’s termination of employment.

In the event that Dr. Newman’s employment terminates by reason of his death or disability, and Dr. Newman is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Dr. Newman (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Dr. Newman was employed relative to the total number of days in the bonus earning period.

Walt Linscott

Upon termination of Mr. Linscott’s employment by us without cause or Mr. Linscott’s resignation for good reason, Mr. Linscott will be entitled to a severance benefit equal to (i) twelve months of his base salary as in effect prior to the termination date, payable in bi-monthly installments and (ii) an amount equal to Mr. Linscott’s cost of continued health insurance coverage for twelve months. In addition, if Mr. Linscott is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Mr. Linscott (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Mr. Linscott was employed relative to the total number of days in the bonus earning period.

20

If Mr. Linscott’s employment is terminated by us without cause or by Mr. Linscott for good reason during the one year period immediately following a change in control or six months before a change in control, then Mr. Linscott will be entitled to receive, (i) eighteen months of his base salary as in effect prior to the termination date plus his annual target bonus, payable in bi-monthly installments, (ii) an amount equal to Mr. Linscott’s cost of continued health insurance coverage for eighteen months the current year bonus at the target level, which shall be paid within 30 days of termination, (iii) the current year bonus at the target level at a prorated basis, which shall be paid within 30 days of termination, and (iv) full accelerated vesting of all of outstanding equity incentive awards upon the later of the change in control or Mr. Linscott’s termination of employment.

In the event that Mr. Linscott’s employment terminates by reason of his death or disability, and Mr. Linscott is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Mr. Linscott (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Mr. Linscott was employed relative to the total number of days in the bonus earning period.

Equity Compensation Plans

The following table gives information as of December 31, 2021 about shares of our common stock that may be issued upon the exercise of options under the Indaptus Therapeutics, Inc. 2021 Stock Incentive Plan (the “2021 Plan”):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plan approved by security holders (2)	1,174,660	$17.10	564,949
Equity compensation plans not approved by security holders	-	-	-

(1)	The weighted average remaining term for the expiration of stock options under the 2021 Plan is 9.1 years.

(2)	Our 2021 Plan has an evergreen provision that allows for an annual increase beginning on January 1, 2022 and ending on and including January 1, 2024, equal to the lesser of (A) 3% of the aggregate number of shares of our shares of common stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by our board of directors.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our board during the year ended December 31, 2021, other than Mr. Meckler, our Chief Executive Officer and Dr. Newman, our Chief Scientist Officer, who did not receive additional compensation for their services as directors and whose compensation is set forth in the Summary Compensation Table under the section entitled Executive Compensation above.

21

Name	Fees earned ($)	Stock awards ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dr. John W. Kozarich (2)	47,555	-	-	-	-	-	47,555
Roger J. Pomerantz (3)	101,875	-	129,830	-	-	-	231,705
Hila Karah (3)	67,454	-	51,327	-	-	-	118,781
Anthony J. Maddaluna (3)	62,667	-	51,327	-	-	-	113,994
William B. Hayes (3)	67,500	-	51,327	-	-	-	118,827
Brian O’Callaghan (4)	27,292		52,853	-	-	-	80,145
Hoonmo Lee (5)	18,667		-	-	-	-	18,667
Mark Gilbert (6)	4,167		7,069	-	-	-	11,236

(1)

Represents the grant date fair value of each stock option granted to our directors during the fiscal year ended December 31, 2021, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transaction.

(2)	Compensation amounts relate to compensation as a director of Intec Israel. Upon completion of the Domestication Merger, such person was not appointed a director of Indaptus.

(3)

Compensation amounts include compensation as a director of Intec Israel prior to the Domestication Merger. Upon completion of the Domestication Merger, such person was appointed a director of Indaptus.

(4)	Mr. O’Callaghan was appointed as a director following completion of the Merger on August 3, 2021. Prior to completion of the Merger, Mr. O’Callaghan served as a director of Decoy. Compensation amounts include compensation as a director of Decoy prior to the Merger.

(5)

Mr. Lee was appointed as a director following completion of the Merger on August 3, 2021 and resigned on November 29, 2021. Prior to completion of the Merger, Mr. Lee served as a director of Decoy. Compensation amounts include compensation as a director of Decoy prior to the Merger.

(6)	Mr. Gilbert was appointed as a director on November 29, 2021.

Following the closing of the Merger, we adopted a director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000 and the annual retainer for the chair of the board of directors is $100,000. Annual retainers for committee membership are as follows:

Audit committee chairperson	$15,000
Audit committee member	$7,500
Compensation committee chairperson	$10,000
Compensation committee member	$6,000
Nominating committee chairperson	$8,000
Nominating committee member	$5,000

These fees are payable in advance in four equal quarterly installments on the first day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses authorized by the board of directors or a committee that are incurred in connection with attending conferences or meetings with management in accordance with a travel policy, as may be in effect from time to time.

22

In addition, each non-employee director (other than the board chair) was granted initial stock options for such number of shares of our common stock equal to a Black-Scholes up to a value of $165,000 on August 4, 2021, as determined by our Compensation Committee. On the date of each board meeting coincident with or immediately following the annual meeting, beginning with the annual meeting of stockholders for 2022, each non-employee director (other than the board chair) will be entitled to a grant of stock options for such number of shares of our common stock equal to a Black-Scholes value of $75,000 on the grant date, as determined by our Compensation Committee. The stock options shall vest in full on the first anniversary of the grant date, subject to continued service on the board and the options shall also vest in full immediately upon a change of control.

In addition, Dr. Roger J. Pomerantz as the board chair, was granted initial stock options with a grant date value of $600,000 on August 4, 2021 based on the Black-Scholes value as determined by our Compensation Committee and is entitled to stock options with a grant date value of up to $600,000 based on the Black-Scholes value as determined by our Compensation Committee on the date of each board meeting coincident with or immediately following the annual meeting of stockholders for both calendar year 2022 and 2023, provided he is then serving as board chair.

Directors’ and Officers’ Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Securities Exchange Act of 1934, as amended (which was put in place by the Dodd-Frank Act) and gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this vote is an advisory vote, this proposal is not binding upon the Company, our board of directors or the Compensation Committee; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address these concerns.

The goals of our compensation program are to ensure that executive compensation rewards management for helping us achieve our financial goals (increased sales, profitability, etc.) and meet our clinical trial milestones and align management’s overall goals and objectives with those of our stockholders. To achieve these goals, our board of directors and, going forward, our compensation committee, aims to:

●	provide a competitive compensation package that enables us to attract and retain superior management personnel;

●	provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value and facilitate executive retention;

●	reward our officers fairly for their role in our achievements; and

●	align executives’ interests with those of stockholders through long-term incentives linked to specific performance.

23

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in the Company’s proxy statement for the 2022 annual meeting.

As further described in “Proposal 3: Advisory Vote on the Frequency of Say on Pay,” the board of directors is asking the Company’s stockholders to vote at the Annual Meeting on a proposal regarding the frequency of the vote on future Say-on-Pay proposals as required by Section 14A. Subject to adoption by the board of directors of a different frequency for an advisory vote on executive compensation in accordance with the recommendation of the Company’s stockholders pursuant to “Proposal 3: Advisory Vote on the Frequency of Say on Pay” or otherwise, we currently expect to hold future advisory votes on executive compensation every three years, and the next “say-on-pay” vote is expected to occur at the annual meeting of our stockholders in 2025.

Vote Required

The affirmative vote of the majority of votes cast is required to approve the advisory vote on executive compensation. This is a non-binding advisory vote.

The board of directors recommends a vote FOR the advisory vote on executive compensation disclosed in the accompanying compensation tables, and the related narrative disclosure.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF SAY ON PAY

The Dodd-Frank Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The board of directors believes that a frequency of “every three years” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation. Stockholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the board of directors. Please refer to “Corporate Governance and Board of Directors Matters—Communications with the Board of Directors” in this Proxy Statement for information about communicating with the board.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the board of directors and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

24

Vote Required

For the advisory vote on how frequently our stockholders should vote on the compensation of our named executive officers, the number of years (1, 2 or 3) that receives the highest number of votes will be deemed to be preferred by our stockholders. This is a non-binding advisory vote.

The board of directors recommends a vote FOR the option of “every three years” for future advisory votes on executive compensation.

PROPOSAL 4: RATIFICATION OF RE-APPOINTMENT OF Haskell & white, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has re-appointed Haskell & White LLP (“H&W”), as the independent registered public accounting firm for the year ending December 31, 2022, subject to stockholder ratification pursuant to the Auditor Reappointment Proposal (Proposal 4) at the Annual Meeting.

On August 12, 2021, the Audit Committee approved the dismissal of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm (“PWC”), as the Company’s independent registered public accounting firm, to be effective upon filing with the SEC of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and engaged H&W as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2021.

The reports of PWC on the financial statements of Intec Israel (the predecessor of the Company) for each of the two fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than in the years ended December 31, 2020 and 2019, which contains an explanatory paragraph relating to Intec Israel’s ability to continue as a going concern as described in Note 1(b) to the financial statements.

In connection with the audits of Intec Israel’s financial statements for each of the two fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period between December 31, 2020 and the August 16, 2021, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company or Intec Israel and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PWC, would have caused PWC thereto in their reports for such years.

In connection with the audits of Intec Israel’s financial statements for each of the two fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period between December 31, 2020 and August 16, 2021, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).

During the Company’s two fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through August 16, 2021, neither the Company nor anyone acting on its behalf has consulted with H&W regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that H&W concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Representatives of H&W will not be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

The following table presents the aggregate fees for professional services rendered by H&W and PWC in 2021 and 2020. Amounts prior to August 12, 2021 include professional services rendered by H&W to Decoy and PWC to Intec Israel.

	2020	2021
	(US$ in thousands)	(US$ in thousands)
Audit Fees (1)	295	459
Audit-Related fees (2)	-	50
Tax Fees (3)	-	-
All Other Fees	-	-

Total	295	509

(1)	Audit fees consists of services that would normally be provided in connection with statutory and regulatory filings or engagements, including services that generally only the independent accountant can reasonably provide and includes audit and interim review services.

(2)	Audit-related fees would be assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under item (1).

(3)	Tax fees related to tax compliance, planning and advice.

Pre-Approval Policies and Procedures

Our Audit Committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management. Our Audit Committee has authorized all auditing and non-auditing services provided by H&W and Kesselman & Kesselman during 2020 and 2021 and the fees paid for such services.

25

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the re-appointment of H&W as the independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2022. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the audit committee determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the majority of votes cast is required to adopt the proposal to ratify the re-appointment of H&W as our independent registered public accounting firm for the year ending December 31, 2022.

Board Recommendation The board of directors recommends a vote FOR the ratification of the re-appointment of H&W pursuant to the Auditor Reappointment Proposal at the Meeting.

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at of Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY 10019. The proposal must be received no later than April 21, 2023, after which date such stockholder proposal will be considered untimely. In the event that the date of the 2023 annual meeting has been changed more than 30 days from the one year anniversary of the date of the 2022 annual meeting, then the deadline for receipt of a proposal by a stockholder is within a reasonable time before we begin to print and send our proxy materials, in order to be eligible for inclusion in our proxy statement relating to that 2023 meeting.

Stockholders wishing to submit nominations of persons for election to the board of directors or proposals of business to be presented directly at the annual meeting but do not intend to have included in the proxy statement and form of proxy relating to the 2023 annual meeting of stockholders must follow the submission criteria and deadlines set forth in our Amended and Restated Bylaws. To be timely in connection with our next annual meeting, such a stockholder nomination or proposal must be received by our Secretary at our principal executive offices between June 1, 2023 and July 1, 2023 which are 120 and 90 days prior to the first anniversary of the 2022 annual meeting, provided, however, that in the event that the date of the pending annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such submission must be delivered not earlier than the 120th day prior to such pending annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which a public announcement of the date of such annual meeting is first made.

To comply with the universal proxy rules once effective, stockholders who intend to solicit proxies in support of director nominees other than our nominees at the 2023 annual meeting must provide notice that sets forth the information required by Rule 14a19 under the Exchange Act no later than July 31, 2023. If the date of the 2023 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2022 annual meeting, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2023 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 annual meeting is first made.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Indaptus Therapeutics, Inc., 3 Columbus Circle, 15th Floor, New York, NY 10019.

26

INDAPTUS THERAPEUTICS, INC.
ATTN: NIR SASSI
3 COLUMBUS CIRCLE, 15TH FLOOR
NEW YORK, NY 10019

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on September 28, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on September 28, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class I Directors to serve on our Board of Directors for a term of three years or until his or her successor is elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Hila Karah 02) Dr. Mark J. Gilbert

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. An advisory vote on executive compensation as disclosed in the Proxy Statement accompanying this notice.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
3. An advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000577198_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

INDAPTUS THERAPEUTICS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 29, 2022
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey Meckler and Nir Sassi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of INDAPTUS THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, New York time on September 29, 2022, at 3 Columbus Circle, 15th Floor, New York, New York 10019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000577198_2 R1.0.0.24